Exhibit 99.2 An S&P 500 SUPPLEMENTAL OPERATING company S&P 500 & FINANCIAL DATA Dividend Aristocrats® Q4 2019 index member

Table Of Contents Corporate Overview 3 Financial Summary Consolidated Statements Of Income 4 Funds From Operations (FFO) 5 Adjusted Funds From Operations (AFFO) 6 Consolidated Balance Sheets 7 Debt Summary 8 Debt Maturities 9 Capitalization & Financial Ratios 10 Adjusted EBITDAre & Coverage Ratios 11 Debt Covenants 12 Transaction Summary Investment Summary 13 Disposition Summary 14 Development Pipeline 15 Real Estate Portfolio Summary Tenant Diversification 16 Top 10 Industries 17 Industry Diversification 18 Geographic Diversification 20 Property Type Composition 22 Same Store Rental Revenue 23 Leasing Data Occupancy 25 Leasing Activity 26 Lease Expirations 27 Earnings Guidance 28 Analyst Coverage 29 This Supplemental Operating & Financial Data should be read in connection with the company's fourth quarter 2019 earnings press release (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on February 19, 2020) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data. Q4 2019 Supplemental Operating & Financial Data 2

Corporate Overview

REALTY INCOME
The Monthly Dividend Company®

Corporate Profile

Realty Income, The Monthly Dividend Company®, is an S&P 500 company dedicated to providing stockholders with dependable monthly dividends that increase over time. The monthly dividends are supported by the cash flow generated from real estate owned under long-term, net lease agreements with commercial tenants. For over 51 years, Realty Income has been acquiring and managing freestanding commercial properties that generate rental revenue under long-term, net lease agreements.

Portfolio Overview

At December 31, 2019, we owned a diversified portfolio of 6,483 properties located in 49 U.S. states, Puerto Rico and the United Kingdom (U.K.), with approximately 106.3 million square feet of leasable space. Our properties are leased to 301 different commercial tenants doing business in 50 separate industries. Approximately 83% of our quarterly rental revenue was generated from retail properties, 12% from industrial properties, and the remaining 5% from other property types. Our physical occupancy as of December 31, 2019 was 98.6%, with a weighted average remaining lease term of approximately 9.2 years. Annualized base rent on our leases as of December 31, 2019 is approximately $1.553 billion.

Common Stock

Our Common Stock is traded on the New York Stock Exchange under the symbol "O".

		December 31, 2019
Closing price	$	73.63
Shares and units outstanding		334,082,225
Market value of common equity	$	24,598,474,000
Total market capitalization	$	32,528,824,000

Transfer Agent

Computershare
Phone: (877) 218-2434
Website: www.computershare.com

Senior Management

Sumit Roy, President & Chief Executive Officer
Michael R. Pfeiffer, EVP, Chief Administrative Officer, General Counsel and Secretary
Neil M. Abraham, EVP, Chief Strategy Officer
Mark E. Hagan, EVP, Chief Investment Officer
Benjamin N. Fox, EVP, Asset Management & Real Estate Operations

Credit Ratings

Moody's	A3	Stable Outlook
Standard & Poor's	A-	Stable Outlook
Fitch	BBB+	Stable Outlook

Dividend Information as of February 2020

- Current annualized dividend of $2.79 per share
- Compound average annual dividend growth rate of approximately 4.6%
- 596 consecutive monthly dividends declared
- 89 consecutive quarterly dividend increases

Corporate Headquarters

11995 El Camino Real
San Diego, California 92130
Phone: (858) 284-5000

London Office

42 Brook St.
London, United Kingdom W1K 5DB
Phone: 020 3931 6856

Website: www.realtyincome.com

Q4 2019 Supplemental Operating & Financial Data 3

Consolidated Statements Of Income (dollars in thousands, except per share amounts (1)) (unaudited) (unaudited) Three Months Ended Year Ended December 31, December 31, 2019 2018 2019 2018 REVENUE Rental (including reimbursable) (2) $ 394,217 $ 341,181 $ 1,484,818 $ 1,321,546 Other 3,312 1,395 6,773 6,292 Total revenue 397,529 342,576 1,491,591 1,327,838 EXPENSES Depreciation and amortization 156,594 137,711 593,961 539,780 Interest 75,073 70,635 290,991 266,020 General and administrative 16,330 34,178 66,483 84,148 Property (including reimbursable) 25,253 17,732 88,585 66,326 Income taxes 1,736 1,607 6,158 5,340 Provisions for impairment 8,950 1,235 40,186 26,269 Total expenses 283,936 263,098 1,086,364 987,883 Gain on sales of real estate 14,168 5,825 29,996 24,643 Foreign currency and derivative gains, net 1,792 — 2,255 — Net income 129,553 85,303 437,478 364,598 Net income attributable to noncontrolling interests (256) (231) (996) (984) Net income available to common stockholders $ 129,297 $ 85,072 $ 436,482 $ 363,614 Net income available to common stockholders per common share: Basic and Diluted $ 0.39 $ 0.29 $ 1.38 $ 1.26 (1) Unless otherwise indicated, all dollar amounts are expressed in U.S. dollars. (2) Includes rental revenue (reimbursable) of $19,810 and $11,776 for the three months ended December 31, 2019 and December 31, 2018, respectively, and $69,085 and $46,950 for the years ended December 31, 2019 and December 31, 2018, respectively. Unless otherwise specified, references to rental revenue in this document are exclusive of reimbursements from tenants for recoverable real estate taxes and operating expenses. Q4 2019 Supplemental Operating & Financial Data 4

Funds From Operations (FFO) (dollars in thousands, except per share amounts) The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO per share computations. We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trusts’ (Nareit’s) definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of depreciable real estate assets, and reduced by gains on property sales. Presentation of the information regarding FFO and AFFO (described on page 6) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered as measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. Three Months Ended Year Ended December 31, December 31, 2019 2018 2019 2018 Net income available to common stockholders $ 129,297 $ 85,072 $ 436,482 $ 363,614 Depreciation and amortization 156,594 137,711 593,961 539,780 Depreciation of furniture, fixtures and equipment (127) (158) (565) (650) Provisions for impairment 8,950 1,235 40,186 26,269 Gain on sales of real estate (14,168) (5,825) (29,996) (24,643) FFO adjustments allocable to noncontrolling interests (150) (292) (477) (1,113) FFO available to common stockholders $ 280,396 $ 217,743 $ 1,039,591 $ 903,257 FFO allocable to dilutive noncontrolling interests 372 473 1,403 867 Diluted FFO $ 280,768 $ 218,216 $ 1,040,994 $ 904,124 FFO per common share: Basic and Diluted $ 0.85 $ 0.73 $ 3.29 $ 3.12 Distributions paid to common stockholders $ 222,476 $ 196,834 $ 852,134 $ 761,582 FFO available to common stockholders in excess of distributions paid to common stockholders $ 57,920 $ 20,909 $ 187,457 $ 141,675 Weighted average number of common shares used for FFO: Basic 328,565,734 297,730,206 315,837,012 289,427,430 Diluted 329,364,027 298,609,734 316,601,350 289,923,984 Q4 2019 Supplemental Operating & Financial Data 5

Adjusted Funds From Operations (AFFO) (dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations.

We define AFFO as FFO adjusted for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company's ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution).

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
Net income available to common stockholders	$ 129,297	$ 85,072	$ 436,482	$ 363,614
Cumulative adjustments to calculate FFO [(1)]	151,099	132,671	603,109	539,643
FFO available to common stockholders	280,396	217,743	1,039,591	903,257
Executive severance charge	—	18,651	—	18,651
Amortization of share-based compensation	3,184	2,943	13,662	15,470
Amortization of deferred financing costs	1,283	1,119	4,754	3,991
Amortization of net mortgage premiums	(354)	(354)	(1,415)	(1,520)
Loss (gain) on interest rate swaps	694	331	2,752	(2,733)
Straight-line payments from cross-currency swaps	1,762	—	4,316	—
Leasing costs and commissions	(222)	(1,076)	(2,102)	(3,907)
Recurring capital expenditures	(224)	(555)	(801)	(1,084)
Straight-line rent	(8,940)	(6,480)	(28,674)	(24,687)
Amortization of above and below-market leases	6,109	4,427	19,336	16,852
Other adjustments	(1,702)	64	(1,404)	268
AFFO available to common stockholders	$ 281,986	$ 236,813	$ 1,050,015	$ 924,558
AFFO allocable to dilutive noncontrolling interests	378	487	1,442	901
Diluted AFFO	$ 282,364	$ 237,300	$ 1,051,457	$ 925,459
AFFO per common share:				
Basic	$ 0.86	$ 0.80	$ 3.32	$ 3.19
Diluted	$ 0.86	$ 0.79	$ 3.32	$ 3.19
Distributions paid to common stockholders	$ 222,476	$ 196,834	$ 852,134	$ 761,582
AFFO available to common stockholders in excess of distributions paid to common stockholders	$ 59,510	$ 39,979	$ 197,881	$ 162,976
Weighted average number of common shares used for AFFO:				
Basic	328,565,734	297,730,206	315,837,012	289,427,430
Diluted	329,364,027	298,609,734	316,601,350	289,923,984

(1) See reconciling items for FFO presented under "Funds from Operations (FFO)."

Q4 2019 Supplemental Operating & Financial Data 6

Consolidated Balance Sheets (dollars in thousands , except per share amounts) (unaudited) December 31, 2019 December 31, 2018 ASSETS Real estate, at cost: Land $ 5,684,034 $ 4,682,660 Buildings and improvements 13,833,882 11,858,806 Total real estate, at cost 19,517,916 16,541,466 Less accumulated depreciation and amortization (3,117,919) (2,714,534) Net real estate held for investment 16,399,997 13,826,932 Real estate held for sale, net 96,775 16,585 Net real estate 16,496,772 13,843,517 Cash and cash equivalents 54,011 10,387 Accounts receivable 181,969 144,991 Lease intangible assets, net 1,493,383 1,199,597 Other assets, net 328,661 61,991 Total assets $ 18,554,796 $ 15,260,483 LIABILITIES AND EQUITY Distributions payable $ 76,728 $ 67,789 Accounts payable and accrued expenses 177,039 133,765 Lease intangible liabilities, net 333,103 310,866 Other liabilities 262,221 127,109 Line of credit payable 704,335 252,000 Term loans, net 499,044 568,610 Mortgages payable, net 410,119 302,569 Notes payable, net 6,288,049 5,376,797 Total liabilities 8,750,638 7,139,505 Stockholders’ equity: Common stock and paid in capital, par value $0.01 per share, 740,200,000 shares authorized, 333,619,106 shares issued and outstanding as of December 31, 2019 and 370,100,000 shares authorized, 303,742,090 shares issued and outstanding as of December 31, 2018 12,873,849 10,754,495 Distributions in excess of net income (3,082,291) (2,657,655) Accumulated other comprehensive loss (17,102) (8,098) Total stockholders’ equity 9,774,456 8,088,742 Noncontrolling interests 29,702 32,236 Total equity 9,804,158 8,120,978 Total liabilities and equity $ 18,554,796 $ 15,260,483 Q4 2019 Supplemental Operating & Financial Data 7

Debt Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Date as of December 31, 2019		Principal Balance as of December 31, 2019	% of Debt	Interest Rate as of December 31, 2019	Weighted Average Years until Maturity
Credit Facility						
Credit Facility (1)	March 24, 2023	$	704,335	8.9%	2.24% (7)	3.2 years
Unsecured Term Loans						
Term Loan - Realty Income 2020 (2)	June 30, 2020		250,000	3.2%	2.62%	0.5 years
Term Loan - Realty Income 2024 (2)	March 24, 2024		250,000	3.2%	3.89%	4.2 years
	Principal amount		500,000	6.4%	3.25% (7)	2.4 years
Deferred financing costs			(956)			
	Carrying value		499,044			
Senior Unsecured Notes and Bonds						
5.750% Notes due 2021 (3)	January 15, 2021		250,000	3.2%	5.75%	
3.250% Notes due 2022	October 15, 2022		950,000	11.9%	3.25%	
4.650% Notes due 2023	August 1, 2023		750,000	9.4%	4.65%	
3.875% Notes due 2024	July 15, 2024		350,000	4.4%	3.88%	
3.875% Notes due 2025	April 15, 2025		500,000	6.3%	3.88%	
4.125% Notes due 2026	October 15, 2026		650,000	8.1%	4.13%	
3.000% Notes due 2027	January 15, 2027		600,000	7.6%	3.00%	
3.650% Notes due 2028	January 15, 2028		550,000	6.9%	3.65%	
3.250% Notes due 2029	June 15, 2029		500,000	6.3%	3.25%	
2.730% Notes due 2034 (4)	May 20, 2034		417,595	5.3%	2.73%	
5.875% Bonds due 2035	March 15, 2035		250,000	3.2%	5.88%	
4.650% Notes due 2047	March 15, 2047		550,000	6.9%	4.65%	
	Principal amount		6,317,595	79.5%	3.89% (7)	8.3 years
Unamortized net premiums and deferred financing costs			(29,546)			
	Carrying value		6,288,049			
Mortgages Payable						
27 mortgages on 92 properties	July 2020 - June 2032		408,420 (5)	5.2%	4.93% (7)	3.1 years
Unamortized net premiums and deferred financing costs			1,699			
	Carrying value		410,119			
	Total Debt	**$**	**7,930,350** (6)	**100.0%**	**3.76%** (7)	**7.2 years**
	Fixed Rate	**$**	**7,226,015**	**91.1%**		
	Variable Rate	**$**	**704,335**	**8.9%**		

(1) We have a $3.0 billion unsecured revolving credit facility bearing interest at LIBOR, plus 0.775% with an initial term that expires in March 2023. It includes, at our election, two six-month extension options, at a cost of 0.0625% of the facility commitment, or $1.875 million per option. The credit facility also has a $1.0 billion expansion option. As of December 31, 2019, the outstanding balance was $704.3 million, including £169.2 million Sterling, leaving $2.3 billion available on the credit facility.

(2) Borrowings under the term loans have been swapped to fixed and bear interest at all-in rates of 2.62% and 3.89%, for the term loan due 2020 and the term loan due 2024, respectively.

(3) In January 2020, we redeemed all $250.0 million in principal amount of our 5.750% Notes due January 2021. As a result of the early redemption, we will recognize an estimated $9.8 million loss on extinguishment of debt during the first quarter of 2020.

(4) Represents the principal balance (in U.S. dollars) of the Sterling-denominated private placement of £315.0 million, which approximates $417.6 million converted at the applicable exchange rate on December 31, 2019.

(5) The mortgages payable are at fixed interest rates as of December 31, 2019.

(6) Excludes non-cash unamortized net original issuance premiums recorded on the senior unsecured notes and bonds, non-cash unamortized net premiums recorded on the mortgages payable, and deferred financing costs on the term loans, notes and bonds, and mortgages payable.

(7) The totals are calculated as the weighted average interest rate as of December 31, 2019 for each respective category. The credit facility includes £169.2 million Sterling borrowings with a weighted average interest rate of 1.53% at December 31, 2019.

Q4 2019 Supplemental Operating & Financial Data 8

Debt Maturities as of December 31, 2019 (dollars in millions) Debt Maturities Year of Credit Term Mortgages Senior Unsecured Weighted Average Maturity Facility Loans Payable Notes and Bonds (1) Total Interest Rate (2) 2020 $ — $ 250.0 $ 84.2 $ — $ 334.2 3.21% 2021 — — 68.8 250.0 318.8 5.72% 2022 — — 111.8 950.0 1,061.8 3.43% 2023 704.3 — 20.6 750.0 1,474.9 4.64% 2024 — 250.0 112.2 350.0 712.2 3.97% Thereafter — — 10.8 4,017.6 4,028.4 3.79% Totals $ 704.3 $ 500.0 $ 408.4 $ 6,317.6 $ 7,930.3 (1) In January 2020, we redeemed all $250.0 million in principal amount of our outstanding 5.75% Notes due January 2021. As a result, we will recognize an estimated $9.8 million loss on extinguishment of debt during the first quarter of 2020. (2) Weighted average interest rate for 2023 excludes the credit facility. Mortgages Payable Maturities by Quarter  Year of First Second Third Fourth Weighted Average Maturity Quarter Quarter Quarter Quarter Total Interest Rate 2020 $ 1.7 $ 1.7 $ 13.0 $ 67.8 $ 84.2 4.98% 2021 18.7 18.2 31.0 0.9 68.8 5.61% 2022 0.9 10.5 62.2 38.2 111.8 4.97% 2023 0.9 6.5 12.4 0.8 20.6 4.44% 2024 0.8 0.8 0.9 109.7 112.2 4.47% Thereafter — — — 10.8 10.8 5.64% Totals $ 23.0 $ 37.7 $ 119.5 $ 228.2 $ 408.4 Q4 2019 Supplemental Operating & Financial Data 9

Capitalization & Financial Ratios (dollars in thousands, except per share amounts) Capitalization as of December 31, 2019 Capital Structure as of December 31, 2019 Principal Debt Balance Credit Facility $ 704,335 Unsecured Term Loans 500,000 Senior Unsecured Notes and Bonds (1) 6,317,595 Mortgages Payable 408,420 Total Debt $ 7,930,350 Shares / Equity Units Stock Price Market Value Common Stock (NYSE: "O") 333,619,106 $ 73.63 $ 24,564,375 Common Units 463,119 $ 73.63 $ 34,099 Total Equity $ 24,598,474 Total Market Capitalization (2) $ 32,528,824 Debt/Total Market Capitalization (2) 24.4% (1) In January 2020, we redeemed all $250.0 million in principal amount of our outstanding 5.75% Notes due January 2021. (2) Our enterprise value was $32,474,813 (total market capitalization less cash on hand). The percentage for debt to enterprise value is materially consistent with that presented for total market capitalization. Dividend Data Year-over-Year Liquidity as of December 31, 2019 2019 2018 Growth Rate Common Dividend Paid per Share $ 2.711 $ 2.631 3.0% Cash on Hand $ 54,011 AFFO per Share (diluted) $ 3.32 $ 3.19 4.1% Availability under Credit Facility 2,295,665 AFFO Payout Ratio 81.7% 82.5% $ 2,349,676 Q4 2019 Supplemental Operating & Financial Data 10

Adjusted EBITDAre & Coverage Ratios (dollars in thousands) Reconciliation of Net Income to Adjusted EBITDAre (1) Three Months Ended December 31, 2019 Debt Service & Fixed Charge Coverage (4) Net income $ 129,553 Interest 75,073 Income taxes 1,736 Depreciation and amortization 156,594 Provisions for impairment 8,950 Gain on sales of real estate (14,168) Foreign currency and derivative gains, net (2) (1,792) Quarterly Adjusted EBITDAre $ 355,946 Annualized Adjusted EBITDAre $ 1,423,784 Net Debt/Adjusted EBITDAre (3) 5.5 (1) The National Association of Real Estate Investment Trust (Nareit) came to the conclusion that a Nareit-defined EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) would provide investors with a consistent measure to help make investment decisions among REITs. Our definition of “Adjusted EBITDAre” is generally consistent with the Nareit definition, other than our adjustment to remove foreign currency and derivative gains and losses, as described below (which is consistent with our previous calculations of "Adjusted EBITDAre"). We define Adjusted EBITDAre, a non-GAAP financial measure, for the most recent quarter, as earnings (net income) before (i) interest expense, including non-cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) real estate depreciation and amortization, (iv) impairment losses, (v) gain on sales of real estate and (vi) foreign currency and derivative gains, net. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by Nareit, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it is widely followed by industry analysts, lenders and investors. Management also believes the use of an annualized quarterly Adjusted EBITDAre metric is meaningful because it represents the company’s current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to net income as a measure of our operating performance. (2) Includes foreign currency gains and losses as a result of intercompany debt and certain remeasurement transactions. (3) Our ratio of net debt-to-Adjusted EBITDAre, which is used by management as a measure of leverage, is calculated as net debt (which we define as total debt per the consolidated balance sheet, less cash and cash equivalents, divided by annualized quarterly Adjusted EBITDAre). Q4 2019 Supplemental Operating & Financial Data 11

Debt Covenants As of December 31, 2019 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt ≤ 60% of adjusted undepreciated assets 39.6% Limitation on incurrence of secured debt ≤ 40% of adjusted undepreciated assets 2.1% Debt service and fixed charge coverage (trailing 12 months) (1) ≥ 1.5x 5.0x Maintenance of total unencumbered assets ≥ 150% of unsecured debt 256.9% (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on January 1, 2019, and subject to certain additional adjustments.  Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of January 1, 2019, nor does it purport to reflect our debt service coverage ratio for any future period. Our fixed charge coverage is calculated in the same manner as our debt service coverage, except that preferred stock dividends are also added to the denominator; since we redeemed our Class F preferred dividends in April 2017, our fixed charge coverage ratio is equivalent to our debt service coverage. Q4 2019 Supplemental Operating & Financial Data 12

Investment Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

		Number of Properties		Investment		Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield (1)	Weighted Average Lease Term (Years)
Q1 2019	Acquisitions - U.S.	97	$	508,573	$	33,905	1,908,385	6.7%	17.0
	Properties under Development (2)	8		10,919		785	349,752	7.2%	17.3
	Total Real Estate Investments	105	$	519,492	$	34,690	2,258,137	6.7%	17.0

Approximately 31% of the annualized revenue generated by these investments is from investment grade tenants (3)

		Number of Properties		Investment		Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield (1)	Weighted Average Lease Term (Years)
Q2 2019	Acquisitions - U.S.	78	$	532,297	$	36,841	2,244,414	6.9%	14.8
	Acquisitions - U.K.	12		549,192		28,833	1,131,283	5.3%	14.8
	Total Acquisitions	90	$	1,081,489	$	65,674	3,375,697	6.1%	14.8
	Properties under Development (2)	12		13,243		965	417,428	7.3%	15.9
	Total Real Estate Investments	102	$	1,094,732	$	66,639	3,793,125	6.1%	14.8

Approximately 12% of the annualized revenue generated by these investments is from investment grade tenants (3)

		Number of Properties		Investment		Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield (1)	Weighted Average Lease Term (Years)
Q3 2019	Acquisitions - U.S.	39	$	372,019	$	21,320	2,041,723	5.7%	15.1
	Acquisitions - U.K.	1		27,622		1,319	37,737	4.8%	20.6
	Total Acquisitions	40	$	399,641	$	22,639	2,079,460	5.7%	15.4
	Properties under Development (2)	11		11,865		910	446,670	7.7%	15.0
	Total Real Estate Investments	51	$	411,506	$	23,549	2,526,130	5.7%	15.4

Approximately 56% of the annualized revenue generated by these investments is from investment grade tenants (3)

		Number of Properties		Investment		Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield (1)	Weighted Average Lease Term (Years)
Q4 2019	Acquisitions - U.S.	539	$	1,447,917	$	101,491	5,435,901	7.0%	10.5
	Acquisitions - U.K.	5		221,032		11,471	414,656	5.2%	17.1
	Total Acquisitions	544	$	1,668,949	$	112,962	5,850,557	6.8%	11.2
	Properties under Development (2)	12		20,558		1,463	266,073	7.1%	13.5
	Total Real Estate Investments	556	$	1,689,507	$	114,425	6,116,630	6.8%	11.2

Approximately 47% of the annualized revenue generated by these investments is from investment grade tenants (3)

		Number of Properties		Investment		Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield (1)	Weighted Average Lease Term (Years)
YE 2019	Acquisitions - U.S.	753	$	2,860,806	$	193,557	11,630,423	6.8%	13.0
	Acquisitions - U.K.	18		797,846		41,623	1,583,676	5.2%	15.6
	Total Acquisitions	771	$	3,658,652	$	235,180	13,214,099	6.4%	13.4
	Properties under Development (2)	18		56,585		4,123	522,173	7.3%	15.1
	Total Real Estate Investments	789	$	3,715,237	$	239,303	13,736,272	6.4%	13.5

Approximately 36% of the annualized revenue generated by these investments is from investment grade tenants (3)

(1) Cash capitalization rates are computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by Realty Income).

(2) Includes investments during the period in new development and development of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development.

(3) Refer to footnote 3 on page 16 for our definition of investment grade tenants.

Q4 2019 Supplemental Operating & Financial Data 13

Disposition Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

		Number of Properties		Original Investment		Net Book Value		Net Proceeds [1]	Net Cash Capitalization Rate [2]
Q1 2019	Occupied	4	$	7,309	$	5,550	$	11,542	9.5%
	Vacant	14		22,654		8,764		9,813	—
	Total Real Estate Dispositions	18	$	29,963	$	14,314	$	21,355	
	The unlevered internal rate of return on properties sold during the first quarter was 5.4%								
Q2 2019	Occupied	2	$	16,637	$	13,122	$	15,572	7.9%
	Vacant	16		19,561		8,134		13,024	—
	Total Real Estate Dispositions	18	$	36,198	$	21,256	$	28,596	
	The unlevered internal rate of return on properties sold during the second quarter was 7.9%								
Q3 2019	Occupied	6	$	6,256	$	5,098	$	6,469	8.4%
	Vacant	21		35,005		14,673		15,080	—
	Total Real Estate Dispositions	27	$	41,261	$	19,771	$	21,549	
	The unlevered internal rate of return on properties sold during the third quarter was 7.6%								
Q4 2019	Occupied	5	$	10,719	$	8,282	$	14,416	6.8%
	Vacant	24		34,146		13,787		21,894	—
	Total Real Estate Dispositions	29	$	44,865	$	22,069	$	36,310	
	The unlevered internal rate of return on properties sold during the fourth quarter was 10.4%								
YE 2019	Occupied	17	$	40,921	$	32,052	$	47,999	8.1%
	Vacant	75		111,366		45,358		59,811	—
	Total Real Estate Dispositions	92	$	152,287	$	77,410	$	107,810	

The unlevered internal rate of return on properties sold during 2019 was 8.3%

[1] Data excludes properties sold as a result of eminent domain activities. During the first quarter of 2019 we were awarded net proceeds of $1,101,000 related to one eminent domain transaction.

[2] Cash capitalization rates are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by Realty Income).

Q4 2019 Supplemental Operating & Financial Data

14

Development Pipeline (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Retail

	Number of Properties		Investment to Date		Estimated Remaining Investment		Total Commitment	Percent Leased [2]
New development [1]	4	$	6,265	$	12,636	$	18,901	100%
Development of existing properties	2		3,651		3,327		6,978	83%
	6	$	9,916	$	15,963	$	25,879	

Non-Retail

	Number of Properties		Investment to Date		Estimated Remaining Investment		Total Commitment	Percent Leased [2]
New development [1]	—	$	—	$	—	$	—	—%
Development of existing properties	—		—		—		—	—%
	—	$	—	$	—	$	—	

Total

	Number of Properties		Investment to Date		Estimated Remaining Investment		Total Commitment	Percent Leased [2]
New development [1]	4	$	6,265	$	12,636	$	18,901	100%
Development of existing properties	2		3,651		3,327		6,978	83%
	6	$	9,916	$	15,963	$	25,879	

For the year ended December 31, 2019, the Company had six development properties under construction (noted above) and 12 development properties completed during the year. Estimated total costs are approximately $87.9 million.

(1) Includes build-to-suit developments and forward take-out commitments on development properties with leases in place.

(2) Estimated rental revenue commencement dates on properties under development are between January 2020 and April 2021.

Q4 2019 Supplemental Operating & Financial Data 15

Tenant Diversification

REALTY INCOME
The Monthly Dividend Company®

Top 20 Tenants

Our 20 largest tenants based on percentage of total portfolio annualized rental revenue at December 31, 2019 include the following:

Tenant	Number of Leases	% of Revenue [1]	Investment Grade Ratings (S&P/Moody's/Fitch) [3]
Walgreens	250	6.1%	BBB/Baa2/BBB
7-Eleven	403	4.8%	AA-/Baa1/-
Dollar General	752	4.4%	BBB/Baa2/-
FedEx	41	4.0%	BBB/Baa2/-
Dollar Tree / Family Dollar	550	3.5%	BBB-/Baa3/-
LA Fitness	58	3.4%	—
AMC Theatres	34	3.0%	—
Regal Cinemas (Cineworld)	42	2.9%	—
Walmart / Sam's Club	54	2.6%	AA/Aa2/AA
Sainsbury's	15	2.4%	—
Lifetime Fitness	14	2.1%	—
Circle K (Couche-Tard)	285	1.9%	BBB/Baa2/-
BJ's Wholesale Clubs	15	1.8%	—
CVS Pharmacy	88	1.7%	BBB/Baa2/-
Treasury Wine Estates	17	1.7%	—
Super America (Marathon)	161	1.6%	BBB/Baa2/BBB
Kroger	22	1.6%	BBB/Baa1/-
GPM Investments / Fas Mart	206	1.4%	—
TBC Corp	159	1.3%	A-/Baa1/-
Home Depot	17	1.2%	A/A2/A
Total	3,183	53.3%	

Weighted Average EBITDAR/Rent Ratio on Retail Properties	2.8x [2]
Median EBITDAR/Rent Ratio on Retail Properties	2.6x [2]

[1] Amounts for each tenant are calculated independently, therefore, the individual percentages may not sum to the total.

[2] Based on an analysis of the most recently provided information from all retail tenants that provide such information. We do not independently verify the information we receive from our retail tenants.

Investment Grade Tenants [3]:

Number of Leases	3,460
Percentage of Annualized Rents	49%


37%
47%
4%
12%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

[3] We define investment grade tenants as tenants with a credit rating of Baa3/BBB- or higher from one of the three major rating agencies (Moody's/S&P/Fitch). Approximately 49% of our annualized rental revenue is generated from properties leased to investment grade tenants, their subsidiaries or affiliated companies. Refer to page 22 for investment grade composition by property type.

Q4 2019 Supplemental Operating & Financial Data
16

Top 10 Industries (1)  Percentage of Rental Revenue (excluding reimbursable) For the Quarter Ended For the Year Ended December 31, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2019 2019 2018 2017 2016 2015 Convenience stores 11.6% 11.9% 11.2% 9.6% 8.7% 9.2% Drug stores 8.6 9.0 10.2 10.9 11.2 10.6 Dollar stores 7.3 7.3 7.5 7.9 8.6 8.9 Grocery stores 7.3 6.2 5.0 4.4 3.1 3.0 Health and Fitness 7.3 7.5 7.4 7.5 8.1 7.7 Theaters 6.7 6.3 5.5 5.0 4.9 5.1 Restaurants - quick service 6.2 6.2 5.7 5.1 4.9 4.2 Transportation services 4.4 4.6 5.0 5.4 5.5 5.4 Restaurants - casual dining 3.1 3.2 3.2 3.8 3.9 3.8 Home improvement 2.9 3.0 3.0 2.6 2.5 2.4 (1) The presentation of Top 10 Industries combines rental revenue contribution from U.S. and U.K. properties. Q4 2019 Supplemental Operating & Financial Data 17

Industry Diversification  Percentage of Rental Revenue (excluding reimbursable) For the Quarter Ended For the Year Ended December 31, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2019 2019 2018 2017 2016 2015 U.S. Aerospace 0.8% 0.8% 0.8% 0.9% 1.0% 1.1% Apparel stores 1.1 1.1 1.3 1.6 1.9 2.0 Automotive collision services 1.1 1.1 0.9 1.0 1.0 1.0 Automotive parts 1.5 1.6 1.7 1.3 1.3 1.4 Automotive service 2.3 2.3 2.2 2.2 1.9 1.9 Automotive tire services 2.1 2.2 2.4 2.6 2.7 2.9 Beverages 2.1 2.3 2.5 2.7 2.6 2.7 Child care 2.3 2.3 1.7 1.8 1.9 2.0 Consumer appliances 0.4 0.5 0.5 0.5 0.5 0.6 Consumer electronics 0.3 0.3 0.3 0.3 0.3 0.3 Consumer goods 0.6 0.6 0.7 0.8 0.9 0.9 Convenience stores 11.6 11.9 11.2 9.6 8.7 9.2 Crafts and novelties 0.6 0.6 0.7 0.6 0.6 0.6 Diversified industrial 0.7 0.7 0.8 0.9 0.9 0.8 Dollar stores 7.3 7.3 7.5 7.9 8.6 8.9 Drug stores 8.6 9.0 10.2 10.9 11.2 10.6 Education 0.2 0.2 0.3 0.3 0.3 0.3 Electric utilities 0.1 0.1 0.1 0.1 0.1 0.1 Entertainment 0.4 0.4 0.4 0.4 0.5 0.5 Equipment services 0.4 0.4 0.4 0.4 0.6 0.5 Financial services 2.0 2.1 2.3 2.4 1.8 1.7 Food processing 0.8 0.6 0.5 0.6 1.1 1.2 General merchandise 2.7 2.5 2.3 2.0 1.8 1.7 Government services 0.7 0.8 0.9 1.0 1.1 1.2 Grocery stores 5.0 4.9 5.0 4.4 3.1 3.0 Health and beauty 0.2 0.3 0.2 * * * * Less than 0.1% Q4 2019 Supplemental Operating & Financial Data 18

Industry Diversification (Cont'd)  Percentage of Rental Revenue (excluding reimbursable) For the Quarter Ended For the Year Ended December 31, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2019 2019 2018 2017 2016 2015 Health and fitness 7.3 7.5 7.4 7.5 8.1 7.7 Health care 1.5 1.4 1.5 1.4 1.5 1.7 Home furnishings 0.7 0.7 0.8 0.9 0.8 0.9 Home improvement 2.9 3.0 3.0 2.6 2.5 2.4 Insurance * * 0.1 0.1 0.1 0.1 Jewelry * * 0.1 0.1 0.1 0.1 Machinery 0.1 0.1 0.1 0.1 0.1 0.1 Motor vehicle dealerships 2.1 1.9 1.9 2.1 1.9 1.6 Office supplies 0.2 0.2 0.2 0.2 0.3 0.3 Other manufacturing 0.6 0.6 0.7 0.8 0.8 0.7 Packaging 0.9 1.0 1.1 1.0 0.8 0.8 Paper 0.1 0.1 0.1 0.1 0.1 0.1 Pet supplies and services 0.6 0.5 0.5 0.6 0.6 0.7 Restaurants - casual dining 3.1 3.2 3.2 3.8 3.9 3.8 Restaurants - quick service 6.2 6.2 5.7 5.1 4.9 4.2 Shoe stores 0.2 0.3 0.5 0.6 0.7 0.7 Sporting goods 1.0 0.9 1.1 1.4 1.6 1.8 Telecommunications 0.5 0.5 0.6 0.6 0.6 0.7 Theaters 6.7 6.3 5.5 5.0 4.9 5.1 Transportation services 4.4 4.6 5.0 5.4 5.5 5.4 Wholesale clubs 2.6 2.7 3.0 3.3 3.6 3.8 Other 0.1 0.1 0.1 0.1 0.2 0.2 Total U.S. 97.7% 98.7% 100% 100% 100% 100% U.K. Grocery stores 2.3 1.3 — — — — Theaters * * — — — — Total U.K. 2.3% 1.3% —% —% —% —% Totals 100% 100% 100% 100% 100% 100% * Less than 0.1% Q4 2019 Supplemental Operating & Financial Data 19

Geographic Diversification

(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Location	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended December 31, 2019 [(1)]	Percentage of Rental Revenue
Alabama	228	98%	2,148,700	$ 6,685	1.8%
Alaska	3	100	274,600	536	0.1
Arizona	152	100	2,081,700	7,751	2.1
Arkansas	102	100	1,183,200	2,743	0.7
California	226	99	6,423,600	32,641	8.7
Colorado	100	96	1,582,900	6,208	1.7
Connecticut	21	95	1,378,200	3,661	1.0
Delaware	19	100	101,400	670	0.2
Florida	430	98	4,632,000	20,480	5.5
Georgia	299	99	4,544,200	14,498	3.9
Idaho	14	93	103,200	403	0.1
Illinois	291	99	6,333,100	22,014	5.9
Indiana	204	99	2,565,600	9,710	2.6
Iowa	47	96	3,222,400	4,551	1.2
Kansas	122	97	2,256,800	6,078	1.6
Kentucky	93	100	1,826,100	5,012	1.3
Louisiana	138	97	1,910,000	5,815	1.6
Maine	27	100	277,800	1,306	0.4
Maryland	38	100	1,494,000	6,519	1.7
Massachusetts	58	95	896,100	3,883	1.0
Michigan	211	99	2,438,800	8,288	2.2
Minnesota	174	98	2,360,600	10,764	2.9
Mississippi	177	98	1,930,300	5,664	1.5
Missouri	188	96	3,023,000	9,283	2.5

(1) Includes rental revenue for all properties owned at December 31, 2019. Excludes revenue of $354 from sold properties and rental revenue (reimbursable) of $19,810.

Q4 2019 Supplemental Operating & Financial Data

20

Geographic Diversification (Cont'd) (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Location	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended December 31, 2019 [(1)]	Percentage of Rental Revenue
Montana	12	100	89,100	$ 544	0.1%
Nebraska	62	100	866,100	1,988	0.5
Nevada	24	96	1,196,900	2,153	0.6
New Hampshire	14	100	321,500	1,546	0.4
New Jersey	76	99	1,057,300	6,469	1.7
New Mexico	60	100	504,200	1,527	0.4
New York	135	99	2,918,200	16,243	4.3
North Carolina	199	100	3,305,300	11,029	2.9
North Dakota	8	100	126,900	237	0.1
Ohio	342	98	8,019,600	17,704	4.7
Oklahoma	190	99	2,368,200	8,099	2.2
Oregon	29	100	624,300	2,693	0.7
Pennsylvania	225	99	2,264,100	11,089	3.0
Rhode Island	3	100	158,000	815	0.2
South Carolina	180	96	1,816,800	9,244	2.5
South Dakota	23	100	258,500	582	0.2
Tennessee	259	99	3,819,700	11,404	3.0
Texas	798	100	11,447,300	40,996	11.0
Utah	23	100	949,700	2,313	0.6
Vermont	1	100	65,500	191	*
Virginia	215	99	3,156,700	10,313	2.8
Washington	50	98	913,400	3,626	1.0
West Virginia	35	100	519,000	1,554	0.4
Wisconsin	127	98	2,855,800	7,703	2.1
Wyoming	9	100	63,900	374	0.1
Puerto Rico	4	100	28,300	149	*
U.K.	18	100	1,570,500	8,305	2.3
Totals\Average	6,483	99%	106,273,100	$ 374,053	100%

* Less than 0.1%

(1) Includes rental revenue for all properties owned at December 31, 2019. Excludes revenue of $354 from sold properties and rental revenue (reimbursable) of $19,810.

Q4 2019 Supplemental Operating & Financial Data 21

Property Type Composition (dollars in thousands) Percentage of Rental Percentage of Rental Revenue for Revenue for the Annualized Revenue Approximate Leasable the Quarter Ended Quarter Ended from Investment Property Type Number of Properties Square Feet (1) December 31, 2019 (2) December 31, 2019 Grade Tenants (3) Retail 6,305 74,397,000 $ 310,499 83.0% 44.1% Industrial 120 28,520,100 43,189 11.5 79.9 Office 43 3,171,500 13,657 3.7 86.5 Agriculture 15 184,500 6,708 1.8 — Totals 6,483 106,273,100 $ 374,053 100.0% (1) Includes leasable building square footage. Excludes 3,300 acres of leased land categorized as agriculture at December 31, 2019. (2) Includes rental revenue for all properties owned at December 31, 2019. Excludes revenue of $354 from sold properties and rental revenue (reimbursable) of $19,810. (3) Refer to footnote 3 on page 16 for our definition of investment grade tenants. Q4 2019 Supplemental Operating & Financial Data 22

Same Store Rental Revenue (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Fourth Quarter 2019

Same Store Rental Revenue

Number of Properties		4,811
Square Footage		83,399,809
Q4 2019	$	296,477
Q4 2018	$	290,785
Increase (in dollars)	$	5,692
Increase (percent)		2.0%

Top 3 Industries Contributing to the Change

Industry		Quarter Ended December 31, 2019		Quarter Ended December 31, 2018		Net Change	% Change by Industry
Motor Vehicle Dealerships	$	7,748	$	5,954	$	1,794	30.1%
Dollar Stores		23,681		23,048		633	2.7%
Sporting Goods		3,315		2,776		539	19.4%

2019

Same Store Rental Revenue

Number of Properties		4,811
Square Footage		83,399,809
2019	$	1,175,576
2018	$	1,157,576
Increase (in dollars)	$	18,000
Increase (percent)		1.6%

Top 3 Industries Contributing to the Change

Industry		Year Ended December 31, 2019		Year Ended December 31, 2018		Net Change	% Change by Industry
Dollar Stores	$	93,959	$	91,895	$	2,064	2.2%
Motor Vehicle Dealerships		27,310		25,380		1,930	7.6%
Convenience Stores		111,992		110,188		1,804	1.6%

Same Store Pool Defined

For purposes of determining the properties used to calculate our same store rental revenue pool, we include all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were:

(i) vacant at any time,

(ii) under development or redevelopment, or

(iii) involved in eminent domain and rent was reduced.

Rental revenue amounts presented in our same store rent calculation exclude straight-line rent, the amortization of above and below-market leases and reimbursements from tenants for recoverable real estate taxes and operating expenses.

Same Store Rental Revenue for All Properties Owned (1)

Number of Properties		4,951
2019	$	1,210,200
2018	$	1,193,346
Increase (in dollars)	$	16,854
Increase (percent)		1.4%

(1) Includes revenue generated from all properties owned continuously from January 1, 2018 through December 31, 2019.

Q4 2019 Supplemental Operating & Financial Data

23

Same Store Rental Revenue (Cont'd) (dollars in thousands) Same Store Rental Revenue by Property Type Fourth Quarter 2019 Quarter Ended Quarter Ended Net % Change by Property Type December 31, 2019 December 31, 2018 Change Property Type Retail $ 241,345 $ 236,113 $ 5,232 2.2 % Industrial 36,014 35,543 471 1.3 % Agriculture 5,604 5,535 69 1.2 % Office 13,514 13,594 (80) (0.6)% Total $ 296,477 $ 290,785 $ 5,692 2.0% 2019 Year Ended Year Ended Net % Change by Property Type December 31, 2019 December 31, 2018 Change Property Type Retail $ 956,070 $ 939,839 $ 16,231 1.7 % Industrial 143,686 141,532 2,154 1.5 % Agriculture 22,295 22,019 276 1.3 % Office 53,525 54,186 (661) (1.2)% Total $ 1,175,576 $ 1,157,576 $ 18,000 1.6 % Q4 2019 Supplemental Operating & Financial Data 24

Occupancy By Property Change in Occupancy Occupied Properties 6,389 Vacant Properties at 9/30/2019 102 Total Properties 6,483 Occupancy 98.6% Expiration Activity (1) + 44 Leasing Activity (2) - 28 By Square Footage Vacant Disposition Activity (3) - 24 Occupied Square Footage 104,419,847 Total Square Footage 106,273,208 Vacant Properties at 12/31/2019 94 Occupancy 98.3% (1) Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the current quarter. By Rental Revenue (Economic Occupancy) (2) Includes 25 expirations that were re-leased to the same tenants without Quarterly Cash Rental Revenue $ 367,145,274 vacancy, one that was re-leased to a new tenant without a period of vacancy and two that were re-leased to new tenants after a period of vacancy. See Quarterly Cash Vacant Rental Revenue (1) $ 4,718,685 page 26 for additional detail on re-leasing activity. Occupancy 98.7% (3) Includes 16 properties that were vacant at the beginning of the quarter. (1) Based on contractual monthly rents received immediately preceding the date of vacancy. Occupancy by Number of Properties Q4 2019 Supplemental Operating & Financial Data 25

Leasing Activity (dollars in thousands) Re-leased to New Tenant Allocation Based on Number of Leases Re-leased to Without After a Period Re-leasing Q4 2019 Same Tenant Vacancy of Vacancy Totals Prior Cash Rents $ 5,680 $ 106 $ 293 $ 6,079 New Cash Rents* $ 6,125 $ 122 $ 210 $ 6,457 Recapture Rate 107.8% 115.1% 71.7% 106.2% Number of Leases 25 1 2 28 Average Months Vacant — — 35.5 2.5 Lease Incentives(1) $ — $ — $ — $ — *Percentage of Total Annualized Portfolio Rental Revenue: 0.4% Re-leased to New Tenant Re-leased to Without After a Period Re-leasing 2019 Same Tenant Vacancy of Vacancy Totals Prior Cash Rents $ 51,754 $ 744 $ 1,107 $ 53,605 New Cash Rents* $ 53,196 $ 610 $ 1,172 $ 54,978 Recapture Rate 102.8% 82.0% 105.9% 102.6% Number of Leases 199 7 8 214 Average Months Vacant — — 17.7 0.7 Lease Incentives (1) $ — $ — $ — $ — *Percentage of Total Annualized Portfolio Rental Revenue: 3.5% (1) Lease incentives are defined as capital outlays made on behalf of a tenant that are specific to the tenant’s use and benefit, and are not capitalized as improvements to the property. Q4 2019 Supplemental Operating & Financial Data 26

Lease Expirations (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leases have a weighted average remaining lease term of approximately 9.2 years.

Total Portfolio [1]					
	Expiring Leases		Approx. Leasable	Rental Revenue for the Quarter Ended	% of Rental
Year	Retail	Non-Retail	Sq. Feet	December 31, 2019	Revenue
2020	223	12	2,569,200	$ 9,679	2.6%
2021	326	16	5,281,900	15,098	4.0
2022	417	23	9,516,900	21,500	5.8
2023	557	23	10,344,900	31,139	8.3
2024	415	16	7,039,400	22,182	5.9
2025	394	16	7,298,300	26,700	7.1
2026	330	4	5,101,200	16,768	4.5
2027	560	5	6,702,600	23,018	6.2
2028	436	14	10,227,400	24,697	6.6
2029	520	7	9,490,100	25,230	6.8
2030	221	14	4,242,700	20,081	5.4
2031	322	25	6,294,400	28,717	7.7
2032	133	4	3,723,100	13,965	3.7
2033	284	1	3,486,200	17,731	4.7
2034	312	1	4,375,500	27,451	7.4
2035 - 2044	834	5	8,667,100	49,604	13.3
Totals	6,284	186	104,360,900	$ 373,560	100.0%

[1] This table sets forth the timing of remaining lease term expirations in our portfolio and their contribution to rental revenue for the quarter ended December 31, 2019. The lease expirations for leases under construction are based on the estimated date of completion of those projects. Excludes revenue of $493 from expired leases, $354 from sold properties, and rental revenue (reimbursable) of $19,810 at December 31, 2019. Leases on our multi-tenant properties are counted separately in the table above.

Q4 2019 Supplemental Operating & Financial Data 27

Earnings Guidance We estimate FFO per share for 2020 of $3.45 to $3.51, inclusive of a $0.03 per share loss due to the early redemption of the 5.750% Notes due 2021. We estimate AFFO per share for 2020 of $3.50 to $3.56, an increase of 5% to 7% over 2019 AFFO per share of $3.32. Summarized below are approximate estimates of the key components of the company’s 2020 earnings guidance: 2020 Guidance Net income per share $1.42 to $1.48 Real estate depreciation and impairments per share $2.09 Gains on sales of properties per share ($0.06) FFO per share $3.45 to $3.51 AFFO per share $3.50 to $3.56 Same store rent growth 1.0% Occupancy 98% G&A expenses (% of revenues) (1)(2) 5.0% Property expenses (non-reimbursable) (% of revenues) (1) 1.5% Income tax expenses $10 to $13 million Acquisition volume $2.25 to $2.75 billion Disposition volume $200 to $225 million (1) Excludes tenant reimbursement revenue. (2) Cash G&A (which excludes stock-based compensation expense) as a percentage of rental revenue, excluding reimbursements, is expected to be approximately 4% in 2020. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, domestic and foreign real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets,changes in foreign currency exchange rates, property acquisitions and the timing of these acquisitions, charges for property impairments, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this Supplemental Operating & Financial Data. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made. Q4 2019 Supplemental Operating & Financial Data 28

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	RJ Milligan	rjmilligan@rwbaird.com	(813) 273-8252
Bank of America Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	(646) 855-1681
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
	James Sullivan	jsullivan@btig.com	(212) 738-6139
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
	Christy McElroy	christy.mcelroy@citi.com	(212) 816-6981
D.A. Davidson	Barry Oxford	boxford@dadco.com	(212) 240-9871
Deutsche Bank	Shivani Sood	shivani.sood@db.com	(212) 250-4617
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Green Street	Spenser Allaway	sallaway@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
Jefferies	Linda Tsai	ltsai@jefferies.com	(212) 778-8011
	Jonathan Petersen	jpetersen@jefferies.com	(212) 284-1705
	Brandon Travis	btravis@jefferies.com	(212) 778-8743
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
	Nikita Bely	nikita.bely@jpmorgan.com	(212) 622-0695
Ladenburg Thalmann	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
Mizuho Securities USA, Inc.	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	(212) 761-7064
	Kevin Egan	kevin.egan@morganstanley.com	(212) 761-5028
Raymond James	Collin Mings	collin.mings@raymondjames.com	(727) 567-2585
	Paul Puryear	paul.puryear@raymondjames.com	(727) 567-2253
	Marnie Georges	marnie.georges@raymondjames.com	(727) 567-2638
RBC Capital Markets	Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650
	Brian Hawthorne	brian.hawthorne@rbccm.com	(440) 715-2653
Scotiabank	Nicholas Yulico	nicholas.yulico@scotiabank.com	(212) 225-6904
	Greg McGinniss	greg.mcginniss@scotiabank.com	(212) 225-6906
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
	Moshe Levin	levinm@stifel.com	(443) 224-1264
Wells Fargo	Todd Stender	todd.stender@wellsfargo.com	(562) 637-1371
	Philip DeFelice	philip.defelice@wellsfargo.com	(443) 263-6442
	Jason Belcher	jason.belcher@wellsfargo.com	(443) 462-7354

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q4 2019 Supplemental Operating & Financial Data 29